SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2007
INNOVIVE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51534	74-3123261

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

555 Madison Avenue, 25th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 716-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On May 7, 2007, the Board of Directors of Innovive Pharmaceuticals, Inc. granted cash incentive payments for performance in 2006 in the following amounts to the following Named Executive Officers (all of whom are included in the Summary Compensation Table contained in our definitive proxy statement for our upcoming annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 30, 2007): $108,000 to Adam Craig, Vice President and Chief Medical Officer; and $81,000 to Eric Poma, Vice President of Business Development.
     The payments were made pursuant to the terms of each of the above Named Executive Officer’s respective employment agreement. Under those agreements, Dr. Craig is entitled to receive a cash incentive payment of up to 50% of his annual salary of $240,000 and Dr. Poma is entitled to receive a cash incentive payment of up to 35% of his annual salary of $180,000. Payment to our Named Executive Officers is in the discretion of the Compensation Committee although the Committee considers the recommendations of our Chief Executive Officer regarding the other Named Executive Officers. In determining the cash incentive awards for the above Named Executive Officers for 2006 performance, the Committee considered the extent of our achievement of our 2006 corporate objectives and the individual performance of each Named Executive Officer. The payments were awarded as a result of efforts by Drs. Craig and Poma in the licensing in 2006 of INNO-206, our fourth drug candidate, and tamibarotene, our fifth drug candidate, as well as positive developments in the ongoing clinical development of our drug candidates INNO-305 and INNO-406. In addition, the awards also were made in recognition of the positive public impact that developments in tamibarotene, INNO-206, INNO-305 and INNO-406 had on our company overall, which helped us complete our Series A preferred stock financing in June 2006, which assisted in achieving the effectiveness in August 2006 of the registration statement for our common stock, and the quotation of our common stock on the Over-the-Counter Bulletin Board in October 2006, all of which collectively led to a growing public awareness of our company. The Committee determined to award Dr. Poma an amount in excess of that for which he is eligible under his employment agreement.
     As a result of the cash incentive payments granted on May 7, 2007, the total compensation for service in 2006 for each of the above Named Executive Officers was increased from the amount reported in the Summary Compensation Table contained in our proxy statement as follows: Dr. Craig’s total compensation increased from $320,574 to $428,574 and Dr. Poma’s increased from $238,539 to $319,539.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVE PHARMACEUTICALS, INC.
Date: May 10, 2007	/s/ Steven Kelly
Steven Kelly
President and Chief Executive Officer

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